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                                                                    Exhibit 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 333-47222; 333-83503; 333-07229; 333-15375; 333-18273; 333-43137; 333-13811; 333-51367;
33-54784; 33-49881;  33-57533; 33-63097 and 33-45498); the Registration
Statements on Form S-8 (Nos. 333-53644; 33-45279; 33-60695; 333-02875;
333-07105; 333-20913; 333-24331; 333-58657; 333-65209; 333-69849 and 2-80406);
and the Post-Effective Amendments on Form S-8 to Registration Statements on Form S-4 (Nos. 33-43125; 33-55145; 33-63351; 33-62069; 33-62208; 333-16189;
333-60553; and 333-40515) of Bank of America Corporation of our report dated January 12, 2001, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
March 19, 2001